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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Tritel, Inc.:

   We consent to the use of our report dated February 18, 2000, except with respect to Note 21 which is as of February 28, 2000, related to the consolidated financial statements of Tritel, Inc. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 included in the Form S-4 Registration Statement of TeleCorp PCS, Inc. to be filed on or about August 11, 2000 and to the reference to our firm under the heading "Experts" in the prospectus.

                                                    /s/ KPMG LLP
                                          -------------------------------------
                                                        KPMG LLP

Jackson, Mississippi
August 10, 2000